Exhibit 10.1

Amendment No. 1

to the

Industrial Packaging Group Special Incentive Plan

Effective February 7, 2011

The International Paper Company Industrial Packaging Group Special Incentive Plan, effective as of January 1, 2009, (the “IPG Plan”) is hereby amended effective February 7, 2011:

1. By deleting the final sentence of the first paragraph of Section IV and inserting the following language in lieu thereof:

“No senior vice president of the Company shall be eligible to participate in the Plan.”

2. By deleting Section V(C) in its entirety and inserting the following language in lieu thereof:

C. Approval by the Committee of the Total Award Pool

The Company’s determination of performance achievement will be presented to the Committee for its review and approval.

The Committee approves the total award pool based on the Business’ performance achievement against certain Performance Objectives. The Committee has discretion to approve an award pool based on either Award Scale set forth in Section VI.

3. By deleting Section VI “Payout of Awards” in its entirety and inserting the following language in lieu thereof:

VI.	Payout of Awards

Participants each have a Target Award expressed as a percentage of the midpoint of a defined salary range based on position level as set forth on the attached Appendix A.

Earned Awards are based on the Committee’s determination of performance achievement as described in Section V(C), above.

Awards may be earned based on the following Award Scale:

Award Scale

If achievement of Business EBITDA is:	In each year of the Performance Period, the Target Award is multiplied by:	TOTAL Earned Award at December 31, 2010 is:
$3.6 Billion	50%	1X Annual MIP Target Award
$3.8 Billion	100%	2X Annual MIP Target Award
$4.1 Billion	150%	3X Annual MIP Target Award

In the discretion of the Committee, awards may be earned based on the following Alternate Award Scale:

Alternate Award Scale

If achievement of Business Cash Flow is:	In each year of the Performance Period, the Target Award is multiplied by:	TOTAL Earned Award at December 31, 2010 is:
$2.65 Billion	25%	1/2 X Annual MIP Target Award

Participants do not vest in the Earned Award until the end of the two-year Performance Period; there is no partial vesting during the Performance Period.